UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

BEI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-22799	94-3274498
(Commission File No.)	(IRS Employer Identification No.)

One Post Street, Suite 2500

San Francisco, California 94104

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 956-4477

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement and Plan of Merger

On July 21, 2005, BEI Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Schneider Electric SA, a societé anonyme organized under the laws of the Republic of France (“Schneider”), and Beacon Purchaser Corporation, a Delaware corporation that is an indirect wholly-owned subsidiary of Schneider (“Acquisition Sub”).

Pursuant to the Merger Agreement, Acquisition Sub has agreed to commence a cash tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company, at a purchase price of U.S. $35.00 per share.  Upon the acquisition by Acquisition Sub of shares of Company common stock tendered pursuant to the Offer, all outstanding unvested options of the Company, and all outstanding shares of restricted stock of the Company, will fully vest pursuant to the terms of the Company’s 1997 Equity Incentive Plan.  The Merger Agreement further provides that following the acquisition by Acquisition Sub of shares of Company common stock tendered pursuant to the Offer, and subject to the satisfaction or waiver of certain conditions, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company surviving the merger as an indirect wholly-owned subsidiary of Schneider, and that in connection with the Merger all remaining outstanding shares of Company common stock (other than shares held by Schneider, Acquisition Sub or any other wholly-owned subsidiary of Schneider and shares with respect to which appraisal rights are validly exercised under Delaware law) will be converted into the right to receive U.S. $35.00 per share in cash.  The board of directors of the Company has approved the Merger Agreement, the Offer and the Merger.

The obligation of Acquisition Sub to accept for payment shares of Company common stock tendered pursuant to the Offer is subject to a number of conditions described in the Merger Agreement, including a condition that at least a majority of the shares of Company common stock (determined on a fully diluted basis) have been validly tendered pursuant to the Offer, conditions that certain regulatory clearances have been obtained and certain other conditions.  The Merger Agreement provides that if on the date that is 20 business days after the commencement date of the Offer, any condition to the Offer has not been satisfied and has not been waived, then the Offer will automatically be extended for one or more periods of ten business days per extension, or such other number of business days as Acquisition Sub and the Company may jointly determine, with no such period ending later than February 28, 2006.  The Merger Agreement further provides that if immediately after the time at which Acquisition Sub first accepts for payment any shares of Company common stock tendered pursuant to the Offer, the shares of Company common stock accepted for payment by Acquisition Sub do not represent at least 90% of the outstanding shares of Company common stock, Acquisition Sub will provide for a subsequent offering period of at least three business days.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other.  The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Transaction Support Agreements

In connection with the Merger Agreement and in order to induce Schneider and Acquisition Sub to enter into the Merger Agreement, Charles Crocker, the Company’s Chief Executive Officer, Asad M. Madni, the Company’s President and Chief Operating Officer, and John LaBoskey, the Company’s Senior Vice President and Chief Financial Officer, who own collectively approximately 20% of the Company’s outstanding common stock, entered into Transaction Support Agreements, each dated as of July 21, 2005 (the “Support Agreements”), with Schneider and Acquisition Sub, pursuant to which such stockholders have agreed, among other things, to tender their shares of Company common stock (other than shares of restricted Company common stock) in the Offer and to vote (to the extent required) in favor of the adoption of the Merger Agreement, and have granted Schneider a proxy with respect to the voting of their shares of Company common stock, upon the terms set forth in the Support Agreements.  Each Support Agreement terminates upon the termination of the Merger Agreement, provided that the Support Agreement entered into by Charles Crocker provides that if the Merger Agreement is terminated under certain circumstances, and in the one-year period following such termination Mr. Crocker sells any of his shares of Company common stock, then, with respect to each such share that is sold, Mr. Crocker will pay to Schneider 50% of the amount by which the price per share he receives in such sale exceeds the price per share that was proposed to be paid by Acquisition Sub in the Offer.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Support Agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Rights Amendment

Before entering into the Merger Agreement, the Company entered into an Amendment to Rights Agreement (the “Rights Amendment”), dated as of July 21, 2005, between the Company and American Stock Transfer & Trust Company (the “Rights Agent”), amending the Rights Agreement (the “Rights Agreement”) dated as of September 11, 1997, as amended as of December 22, 2004, between the Company and the Rights Agent, to provide that neither Schneider nor Acquisition Sub will be deemed to be an “Acquiring Person” under the Rights Agreement by virtue of the execution and delivery of the Merger Agreement or the Support Agreements, by virtue of the acquisition by Acquisition Sub of shares of Company common stock tendered pursuant to the Offer, by virtue of the Merger or by virtue of any other transaction contemplated by the Merger Agreement, and that none of such transactions will trigger the ability to exercise any rights under the Rights Agreement.

The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Amendment, a copy of which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

See the description of the Rights Amendment under Item 1.01.

ITEM 8.01. OTHER EVENTS

On July 22, 2005 the Company issued a press release regarding the execution of the Merger Agreement and Support Agreements.  The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Notice to Read Tender Offer Materials

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the Offer is commenced, Acquisition Sub and Schneider intend to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the transaction and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission relating to the transaction. Acquisition Sub, Schneider and the Company intend to mail or cause to be mailed these documents to the stockholders of the Company. These documents will contain important information about the transaction and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Schneider by contacting Schneider at: 43-45, bd. Franklin Roosevelt B.P. 236 92504 Rueil Malmaison Cedex, France, attention: Investor Relations, or from the Company by contacting the Company at: One Post Street, Suite 2500, San Francisco, CA 94104, attention: Investor Relations.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger by and among Schneider Electric SA, Beacon Purchaser Corporation and BEI Technologies, Inc., dated as of July 21, 2005

2.2	Form of Transaction Support Agreement entered into by Charles Crocker with Schneider Electric SA and Beacon Purchaser Corporation, dated as of July 21, 2005

2.3	Form of Transaction Support Agreement entered into by Asad M. Madni and John LaBoskey with Schneider Electric SA and Beacon Purchaser Corporation, dated as of July 21, 2005

10.1	Amendment to Rights Agreement by and between BEI Technologies, Inc. and American Stock Transfer & Trust Company, dated July 21, 2005

99.1	Press Release issued July 22, 2005 *

* Incorporated by reference to the press release filed under cover of Schedule 14D-9C by the Company on July 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEI TECHNOLOGIES, INC.

Dated: July 27, 2005	By:
/s/ Robert R. Corr
Robert R. Corr
	Title:	Vice President, Controller, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger by and among Schneider Electric SA, Beacon Purchaser Corporation and BEI Technologies, Inc., dated as of July 21, 2005

2.2	Form of Transaction Support Agreement entered into by Charles Crocker with Schneider Electric SA and Beacon Purchaser Corporation, dated as of July 21, 2005

2.3	Form of Transaction Support Agreement entered into by Asad M. Madni and John LaBoskey with Schneider Electric SA and Beacon Purchaser Corporation, dated as of July 21, 2005

10.1	Amendment to Rights Agreement by and between BEI Technologies, Inc. and American Stock Transfer & Trust Company, dated July 21, 2005

99.1	Press Release issued July 22, 2005 *

* Incorporated by reference to the press release filed under cover of Schedule 14D-9C by the Company on July 22, 2005.